DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT, made as of October 1, 1997, by and between

ENERGYNORTH, INC. ("ENI") a New Hampshire corporation with a principal place of business in Manchester, New Hampshire, and

Robert R. Giordano of Bedford, New Hampshire ("Employee").

                       W I T N E S S E T H

     WHEREAS, Employee is employed by ENI in an executive

position and performs valuable services to ENI in such position;

and

     WHEREAS, Employee possesses great ability in the gas

distribution business, an intimate knowledge of ENI, its

operating methods, personnel and goals; and

     WHEREAS, ENI desires further to compensate Employee for past services, to secure Employee's future services, to secure

Employee's commitment to furnish advisory services to ENI

following Employee's termination of employment by ENI and to compensate Employee therefor;

     NOW, THEREFORE, ENI and Employee mutually agree as follows:

     1.   ENI agrees to continue to employ Employee and Employee

agrees to continue to serve ENI devoting Employee's normal

working time to the interests and activities of ENI in the

capacity of President and CEO, or such other capacity as the

Board of Directors of ENI from time to time may assign for the period agreed between Employee and ENI consistent with an

Employment Agreement entered into between Employee and ENI.

     2.   During the term of Employee's employment, Employee

shall devote substantially all of Employee's time, attention,

skill and efforts to the performance of Employee's duties for ENI as provided in Employee's Employment Agreement.

     3.   ENI shall pay Employee during the term of Employee's

employment such salary as the Board of Directors shall from time to time determine consistent with Employee's Employment

Agreement, together with the deferred compensation payable as provided in paragraph 4 below.

     4.   (a)  ENI, on the last day of each month, commencing as

               of January 1998, shall credit to a book reserve (the

               "Deferred Compensation Account" or the "Account") in

               Employee's name established for this purpose, the

               amount stated on the Deferred Compensation Election

               Form; the amounts credited under this Section 4(a)

               shall continue to be credited monthly during the

               continuance of the Employee's employment hereunder.

               In addition, EnergyNorth, Inc. shall credit to the

               account a percentage or an amount of any cash

               incentive award paid to Employee pursuant to the

               EnergyNorth, Inc. Key Employee Performance and

               Equity Incentive Plan earned in connection with

               the 1998 Plan Year and subsequent Plan Years.

               a.   ENI shall credit to the Deferred Compensation Account at the end of each month during which any balance remains in the

                    Account, whether before or after payments from the

                    Account have commenced, an amount which shall be the

                    equivalent of interest on the amounts credited to the

                    Account throughout the previous month computed at the

                    thirty-year U.S. treasury bond yield as of the

                    last day of each calendar quarter, plus 400 basis points,

                    adjusted quarterly; provided, however, the rate shall not

                    be less than nine percent (9%) or greater than sixteen

                    percent (16%).

          (b)  In addition, ENI shall pay to Employee, monthly over the same period as specified in Section 6 below, an additional amount of money equal to the monthly increase in the qualified pension plan benefits to which Employee would then have been entitled had the amount that was credited to the Deferred Compensation Account under Section 4(a) above been paid to Employee and had it

               qualified as "earnings" as defined in ENI's qualified pension plan.  Such additional payment shall be payable only to the extent that such deferred
               compensation hereunder does not qualify

               as "earnings" under ENI's qualified pension plan and shall be payable only to the extent Employee would otherwise have received greater pension benefits from ENI's qualified pension plan.  Such payments shall commence at the same time as the other payments hereunder.  The amount due shall be computed actuarially using the same assumptions as used in the qualified pension plan.

          (c)  ENI is not required to fund this Agreement in any way, but if it chooses to set aside funds for the Account, any such funds may be kept in cash, or invested in mutual funds, stocks, bonds,

               securities, or any other assets as may be selected by the Board of Directors, in its discretion, and also may be utilized by ENI from time to time for any other purpose.  Title to and beneficial ownership of any funds, whether cash or investments, which ENI may earmark to pay the contingent deferred compensation

               obligation hereunder, at all times shall remain in ENI, and the

               Employee and Employee's designated beneficiary shall not have any property interest whatsoever in any such funds or in any specific assets of ENI.

     5.   Employee may change the amounts of Employee's salary to

be deferred under Section 4(a) above for the ensuing calendar year by filing in writing with the Board of Directors of ENI not less than thirty (30) days prior to the end of the prior calendar year, the amount of Employee's salary not yet earned or paid that is to be deferred and credited to Employee's Deferred

Compensation Account.  Employee may change the amounts of

Employee's Cash Incentive Award to be deferred under Section 4(a)

above for ensuing plan years by filing in writing with the Board of Directors of ENI not less than thirty (30) days prior to the end of that Plan year, the percentage or amount of Employee's cash incentive award not yet paid that is to be deferred and credited to the Employee's Deferred Compensation Account.

     6.   The benefits to be paid as deferred compensation are as

follows:

          (a)  If the Employee's employment hereunder is terminated on or after the Employee shall have reached the age of 65, ENI shall pay to Employee in 15 annual installments the amount in

               Employee's Deferred Compensation Account as of such date together with the interest added pursuant to Section 4(b).  The Account shall be valued as of the date the first payment is to be made,

               one fifteenth (1/15th) of that amount shall be paid in the first year and that same amount shall be paid
               in the succeeding fourteen (14) years.  In addition, in each of the succeeding fourteen (14) years, any interest credited to the Account with respect to the previous year shall be

               paid with each annual payment.  If the Employee should die on or after Employee's 65th birthday and before the 15 annual payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such 15 year

               period to Employee's designated beneficiary in the same

               amount as set forth above.

          (b)  If the Employee's employment by ENI is terminated for any reason other than death and disability but before the Employee shall have reached the age of 65, no payments shall be made until the Employee shall have reached the age of 65 at which time payments shall be made in the same manner and to the same extent as set forth in Section 6(a) above.  Notwithstanding the

               foregoing, if prior to reaching age 65 the Employee should die,

               or if prior to reaching age 65 Employee should become disabled,

               then payments shall be made in the same manner and to the same extent as set forth in Section 6(c), below.

          (c)  If the Employee's employment is terminated because of disability or death before the Employee has reached the age of 65 and while in the employ of ENI, then ENI, during Employee's disability, shall make annual payments not to exceed fifteen (15)

               to the Employee or, in the event of Employee's death, make fifteen (15) annual payments to Employee's designated

               beneficiary, all in the same manner and to the same extent as provided herein.

          (d)  If both the Employee and Employee's designated beneficiary should die before a total of fifteen (15) annual payments are made by ENI, then the remaining amount in the Deferred

               Compensation Account shall be determined as of the date of the death of the designated beneficiary and shall be paid, with interest accrued to the date of payment, as promptly as possible in one lump sum to the Employee's estate.

          (e)  The designated beneficiary (which may include alternate beneficiaries) referred to in this paragraph may be designated or changed by the Employee (without the consent of any prior

               beneficiary) on a form provided by ENI and delivered by Employee to ENI before Employee's death.  If no such beneficiary shall have been
               designated, or if no designated beneficiary shall

               survive the Employee, the installment payments payable under this paragraph shall be payable to the Employee's estate.

          (f)  For purposes of Section 6(c) above, disability is defined as provided in any long-term disability plan of ENI covering

               Employee, or, if none, as defined under the EnergyNorth Inc.

               Retirement Plan for Salaried Employees.

          (g)  The installment payments to be made to the Employee under

               Sections 6(a) and 6(c) above shall commence on the first day of the month next following the date of the termination of

               Employee's employment, and the installment payments to be made to the Employee under Section 6(b) above shall commence on the first day of the month next following the date on which Employee shall have reached the age of 65.  The installment payments to be made to the designated beneficiary under the provisions of this

               Section 6 shall commence on a date to be selected by ENI but within six months from the date of death of the Employee.

          (h)  Notwithstanding anything herein contained to the contrary,

               the Board shall have the right, with the written consent of Employee, to vary the manner and time of making the installment distributions provided

               in this paragraph and may make such distributions in lump

               sums or over a shorter period of time than 15 years as

               it may find appropriate, but not over a longer period

               of time than fifteen (15) years or less frequently

               then once per year.

          (i)  The Board may, in its sole discretion, permit a withdrawal of funds from a Participant's Account to meet a severe financial hardship to the Participant resulting from a sudden and

               unexpected illness or accident of the Participant or of a

               dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (an "Unforeseen Emergency") at such time and under such circumstances as deemed by the Board to be an

               Unforeseen Emergency.  Distribution of funds from the

               Participant's Account shall be in an amount sufficient only to meet the Unforeseen Emergency presented by the Participant to the

               Board, and under no circumstances may a participant's withdrawal of funds exceed the amount required to satisfy the Unforeseen Emergency.

     7.   Employee is accorded the right by this Agreement to

defer receipt of compensation and earnings that, but for the

Employee's election, would be paid currently.  The right to

receive payment of the amounts accrued shall vest absolutely and become nonforfeitable on the crediting of such amount at the end of each month.  The obligation of ENI to make the payments shall not be excused by any breach of this Agreement or of any other agreement between Employee and ENI.

     8.   Nothing contained in this Agreement and no action taken

pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary

relationship between ENI and the Employee, Employee's designated beneficiary or any other person.  Any funds that may be invested under the provision of this Agreement shall continue for all purposes to be part of the general funds of ENI and no person other than ENI shall by virtue of the provisions of this

Agreement have any interest in such funds.  To the extent that any person acquires a right to receive payments from ENI under this Agreement, such right shall be no greater than the right of any unsecured general creditor of ENI.

     9.   The right of the Employee or any other person to the

payment of deferred compensation or other benefits under this

Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

     10.  If the Board shall find that any person to whom any

payment is payable under this Agreement is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal

representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment,

in such manner and proportions as the Board may determine.  Any such payment shall be a complete discharge of the liabilities of

ENI under this Agreement.

     11.  Nothing contained herein shall be construed as

conferring upon the Employee the right to continue in the employ of ENI other than as stated in Section 1; provided, however, this

Agreement shall be construed to be consistent with an employment agreement entered into between Employee and ENI.

     12.  Any deferred compensation payable under this Agreement shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which the Employee may be entitled under any pension plan, life insurance plan, or other arrangement of ENI for the benefit of its employees, to the

extent allowable under the Internal Revenue Code or other

applicable laws and regulations, and the other plans and arrangements; provided, however, the payments under Section 4(c)

shall be made only to the extent the deferred compensation may not be deemed salary or "earnings" or other compensation under the qualified pension plan.

     13.  This Deferred Compensation Agreement constitutes the

entire agreement between the Employee and ENI with respect to its subject matter and supercedes all previous agreements with

respect to such subject matter provided that all amounts deferred by Employee pursuant to a Deferred Compensation Agreement dated as of November 30, 1983 plus any interest credited on such

amounts shall constitute a portion of the Account and otherwise be governed by this Agreement.

     14.  This Agreement shall be binding upon and inure to the benefit of ENI, its successors and assigns, and Employee and

Employee's heirs, executors, administrators and legal

representatives.

     IN WITNESS WHEREOF, ENI has caused this Agreement to be

executed and its seal to be affixed hereto by its agent thereunto duly authorized, and Employee has signed this Agreement, all as of the day and year first above written.



/s/ Patricia L. Sowa               /s/ Robert R. Giordano
Witness                            Robert R. Giordano


                                   ENERGYNORTH, INC.

/s/ Patricia L. Sowa          By:  /s/ Michelle L. Chicoine
Witness                            Senior Vice President